As filed with the Securities and Exchange Commission on August 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Binah Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-3276689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Binah Capital Group, Inc. 2024 Equity Incentive Plan, as amended

(Full title of the plan)

Craig Gould

Chief Executive Officer

80 State Street

Albany, NY 12207
(212) 404-7002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gerry Williams
Penny J. Minna
DLA Piper LLP (US)
One Atlantic Center
1201 West Peachtree Street, Suite 2900
Atlanta, GA 30309
(404) 736-7891

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Binah Capital Group, Inc. (the “Company” and the “Registrant”) for the purpose of registering an additional 2,650,000 shares of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), issuable under the Binah Capital Group, Inc. 2024 Equity Incentive Plan, as amended (the “2024 Plan”). The additional shares registered hereby were approved by the Company’s stockholders at the Annual Meeting of Stockholders held on June 12, 2026, pursuant to Amendment No. 1 to the 2024 Plan, which increased the aggregate number of shares of Common Stock authorized for issuance under the 2024 Plan by 2,650,000 shares, to an aggregate of 4,729,671 shares of Common Stock. The Company previously registered 336,000 shares of Common Stock, par value of $0.0001 per share, issuable under the 2024 Plan on a Registration Statement on Form S-8 (File No. 333-294848) filed with the Commission on April 2, 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission, which contains the Registrant’s audited financial statements for the fiscal years ended December 31, 2025 and 2024;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026;

•	The Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 13, 2026, respectively;

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the document referred to in (1) above; and

•	The description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026

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All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our Second Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized thereby.

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Our Amended and Restated Bylaws provide for the indemnification of our directors, officers or other persons in accordance with our Charter.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.	Undertakings.

1.	The undersigned Company hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Binah Capital Group, Inc. (incorporated by reference to Exhibit 3.1 to Binah Capital Group, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 22, 2024).

3.2	Bylaws of Binah Capital Group, Inc. (incorporated by reference to Exhibit 3.2 to Binah Capital Group, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 22, 2024).

4.1	Amended and Restated Certificate of Designations of the Series A Junior Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Binah Capital Group, Inc.’s Form 8-K filed with the SEC on December 26, 2024).

4.2	Amended and Restated Certificate of Designations of the Series B Junior Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Binah Capital Group, Inc.'s Current Report filed with the SEC on February 27, 2026).

5.1*	Opinion of DLA Piper LLP (US).

23.1*	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2*	Consent of FGMK, LLC, independent registered public accounting firm for Binah Capital Group, Inc.

24.1*	Power of Attorney (included on signature page).

99.1	Binah Capital Group, Inc. 2024 Equity Incentive Plan (incorporated by reference to Binah Capital Group, Inc.’s Registration Statement on Form S-8 (Reg. No. 333-286609) filed with the SEC on April 17, 2025).

99.2	Amendment No. 2 to the Binah Capital Group, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Commission on August 13, 2026)

107*	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this August 17, 2026.

Binah Capital Group, Inc.

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig Gould, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this registration statement on Form S-8 has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig Gould Craig Gould	Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2026

/s/ David Shane David Shane	Chief Financial Officer and Director (Principal Financial Officer)	August 17, 2026

/s/ David Crane David Crane	Director	August 17, 2026

/s/ Daniel Hynes Daniel Hynes	Director	August 17, 2026

/s/ Joel Marks Joel Marks	Director	August 17, 2026

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